Exhibit 4.4

FORM OF NOTE

BRANDYWINE OPERATING PARTNERSHIP, L.P.

__% Notes Due _____

REGISTERED No. __________	PRINCIPAL AMOUNT$___________ CUSIP No. ___

[Insert for Global Securities: THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. [If a Global Security is to be held by The Depository Trust Company, then insert: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.]]

          BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Issuer”, which term include any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________, or registered assigns, the principal sum of ______________ on ______ __, ___, and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months), semi-annually in arrears on ________ __ and ______ __ (the “Interest Payment Dates”) of each year, commencing on _______ __, ___, at the rate per annum specified in the title of this Note from ________ ___, _____ or the most recent Interest Payment Date to which interest had been paid or duly provided for.

          The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the ________ __and ________ __ (the “Record Date”) immediately preceding such Interest Payment Date. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuer maintained by the Issuer for such purpose in [the Borough of Manhattan, The City of New York], which initially will be in the corporate trust office of [___________], the Trustee for this Note under the Indenture, located at [________], in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be by check mailed to the address of the Person entitled thereto as shall appear in the Security Register or by wire transfer of funds to the Person entitled thereto at a bank account maintained in the United States.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of [____________], the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its seal to be imprinted hereon.

Dated:

[FACSIMILE OF SEAL]	BRANDYWINE OPERATING PARTNERSHIP, L.P.
By:	Brandywine Realty Trust,
as General Partner
By:	__________________________
Name:
Title:

Attest:

By:	________________________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

[__________________],

as Trustee

By:______________________________

Authorized Signatory

(Reverse of Note)

BRANDYWINE OPERATING PARTNERSHIP, L.P.

          This Note is one of a duly authorized issue of Securities of the Issuer designated as its __% Notes Due ______ (the “Notes”). The Notes are a series of debt securities of the Issuer (the “Securities”), issued or issuable under and pursuant to an indenture (the “Indenture”) dated as of [_______ ___], 2004, among the Issuer, Brandywine Realty Trust (the “Parent Guarantor”), certain subsidiaries of the Issuer (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and [_______] (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. This Note is one of a series designated on the face hereof initially issued in aggregate principal amount to $__________. The Issuer may, from time to time, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes.

          The terms of other series of Securities issued under the Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          [Insert, if applicable, any redemption or sinking fund provisions]:

          The Indenture permits, with certain exceptions as therein provided, the Issuer, the Guarantors and the Trustee with the consent of the Holders of more than 50% in principal amount of the Notes at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, Notes, or reduce the principal amount thereof or interest thereon, if any, or any premium payable upon redemption thereof; or (ii) change the Place of Payment on the Notes or the currency or currency unit in which the Notes or the principal or interest thereon is payable; (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (iv) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of the Notes by the Issuer and the Guarantors (or the time when such redemption, repayment or purchase may be made); or (v) reduce the percentage in principal amount of the Notes, the Holders of which are required to consent to any supplemental indenture, without the consent of the Holder of each Note affected thereby. The Indenture also contains provisions permitting the Holders of more than 50% in principal amount of the Notes of each series at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Notes, except a default in the payment of principal of or interest, if any, on the Notes or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.

          The Notes are issuable only in registered form without coupons, and for Notes other than Global Securities (which may be of any denomination), in denominations of $5,000 and integral multiples of $1,000 in excess thereof. [Insert for Global Securities: The Notes shall be initially issued in the form of a Global Security. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, (y) the Issuer delivers to the Trustee an Issuer Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.]

          As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in [the Borough of Manhattan, The City of New York], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer and the Guarantors, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

          No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Issuer, any of the Guarantors, the Trustee and any agent of the Issuer, any of the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Guarantors or the Trustee nor any such agent shall be affected by notice to the contrary.

          Certain of the Issuer’s and the Guarantors’ obligations under the Indenture with respect to Notes, may be terminated if the Issuer or any of the Guarantors irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

          No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Issuer or any of the Guarantors in the Indenture, against any incorporator, limited partner, shareholder, director, officer or employee, as such, past, present of future, of the Issuer, any of the Guarantors or of any successor entity to the Issuer or such Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

          The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT/TRANSFER FORM

          FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) ______________________________

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

          Date: _______________________________

___________________________________ NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.